EXHIBIT 23.1

FIRSTENERGY CORP.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-48587, 333-102074, 333-153131, and 333-153608) and Form S-8 (Nos. 333-56094, 333-58279, 333-67798, 333-72766, 333-72768, 333-81183, 333-89356, 333-101472, 333-110662, and 333-146170) of FirstEnergy Corp. of our reports dated February 18, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Cleveland, OH
February 18, 2010